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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of our report dated March 17, 2009 relating to the financial statements and financial statement schedules of Allstate Life Insurance Company of New York (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for uncertainty in income taxes and accounting for deferred acquisition costs associated with internal replacements in 2007), appearing in this Annual Report on Form 10-K of Allstate Life Insurance Company of New York for the year ended December 31, 2008.

       FORM S-3 REGISTRATION STATEMENT NOS.       FORM N-4 REGISTRATION STATEMENT NOS.
     ----------------------------------------   ----------------------------------------
                333-58512                                   033-65381
                333-95703                                   333-94785
                333-100029


/s/ Deloitte & Touche LLP

Chicago, Illinois
March 17, 2009